UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 1, 2007

EGL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

000-27288

76-0094895

(Commission File Number)

(IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas

77032

(Address of Principal Executive Offices)

(Zip Code)

(281) 618-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2007, EGL, Inc. ("EGL") announced that it had named Bruno Sidler as President – Europe, Middle East and Africa Region of the company, effective February 1, 2007. A description of the offer letter dated October 18, 2006 and executed on November 1, 2006 between EGL and Mr. Sidler is included in Item 5.02 of this report, and is incorporated herein by reference.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2007, EGL announced that it had named Bruno Sidler as President – Europe, Middle East and Africa Region of the company, effective February 1, 2007.  Mr. Sidler has more than 25 years experience in the logistics industry, including serving from 1998 to 2006 as the President and Chief Executive Officer of the Panalpina Group based in Switzerland.

EGL and Mr. Sidler have entered into an offer letter dated October 18, 2006 and executed on November 1, 2006. Under the terms of the offer letter, Mr. Sidler will be paid an annual base salary of $450,000, and will be eligible for a signing bonus of $250,000 paid after 30 days of employment. Mr. Sidler will also be eligible to participate in the company’s Incentive Bonus Plan for Executive Management Employees, with a target annual bonus of 100% of his base salary.

In accordance with the offer letter, the Compensation Committee of EGL's Board of Directors has approved an award to Mr. Sidler of an option to purchase 200,000 shares of EGL common stock, which will vest over three years and have an exercise price equal to the fair market value of the common stock on the date of grant.   In addition, the Compensation Committee of EGL's Board of Directors has approved an award to Mr. Sidler of  10,000 shares of EGL common stock which carry a restriction on disposition that lift in three equal annual installments.  Mr. Sidler will also receive benefits comparable to other management employees of EGL, including health, life and disability insurance and a car allowance.

Pending execution of a Change of Control Agreement, Mr. Sidler will be entitled to receive certain severance payments following certain circumstances involving a change of control of the company.

Item 9.01

Financial Statements and Exhibits.

(c)    Exhibits

99.1

Press release, dated February 1, 2007, reporting hiring of the Company’s new President - Europe, Middle East and Africa Region.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 2, 2007

EGL, INC.

By:

/s/ Dana Carabin

Dana Carabin

General Counsel and Secretary